SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2004

LONG BEACH SECURITIES CORP.

(as depositor under the Pooling and Servicing Agreement,
dated as of March 1, 2004, providing for the issuance of
Asset-Backed Certificates, Series 2004-A)

  (Exact name of registrant as specified in its charter)

Delaware	333-109318	33-0917586

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 South Douglass Road Suite 100 Anaheim, California	92806

(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code:  (714) 939-5200

Item 7. Financial Statements and Exhibits.

The purpose of this amendment to the Form 8-K filed by Long Beach Securities Corp. on March 3, 2004 is to add electronic copies of Exhibits 99.1 and 99.2 previously filed in paper pursuant to a temporary hardship exemption.

Exhibit No.	Description

99.1	Computations Materials (as defined in Item 5 of the Form 8-K filed by Long Beach Securities Corp. on March 3, 2003) that have been provided by Greenwich Capital Markets, Inc. to certain prospective purchasers of Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2004-A.

99.2	Intex Model (as defined in Item 5 of the Form 8-K filed by Long Beach Securities Corp. on March 3, 2003) that has been provided by Greenwich Capital Markets, Inc. in connection with the Registrant's Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2004-A.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 15, 2004

LONG BEACH SECURITIES CORP.

By:	/s/ Jeffery A Sorensen

Name: Jeffery A Sorensen
Title: Vice President

Index to Exhibits

Exhibit No.	Description

99.1	Computations Materials (as defined in Item 5 of the Form 8-K filed by Long Beach Securities Corp. on March 3, 2003) that have been provided by Greenwich Capital Markets, Inc. to certain prospective purchasers of Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2004-A.

99.2	Intex Model (as defined in Item 5 of the Form 8-K filed by Long Beach Securities Corp. on March 3, 2003) that has been provided by Greenwich Capital Markets, Inc. in connection with the Registrant's Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2004-A.